UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2015

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(650) 433-2900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On April 10, 2015, Asterias Biotherapeutics, Inc. (the “Company”) entered into an at-the-market issuance sales agreement (the “Sales Agreement”), with MLV & Co. LLC (“MLV”) pursuant to which the Company may issue and sell shares of its Series A Common Stock (the "Series A Shares") from time to time through MLV as its sales agent, subject to certain limitations, including the number of shares registered and available under the Company’s previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-200745) (the “Registration Statement”).

Any sales of shares of the Company’s Series A Shares pursuant to the Sales Agreement will be made under the Company’s S-3 Registration Statement filed on December 4, 2014 and the related prospectus supplement filed on April 10, 2015. MLV may sell the Series A Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and the Company. MLV may also sell the Series A Shares in negotiated transactions, subject to the Company’s prior approval. Subject to the terms and conditions of the Sales Agreement, MLV will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations to sell the shares of the Series A Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay MLV a commission of up to 3.0% of the gross proceeds of the sale of any Series A Shares sold through MLV as agent under the Sales Agreement. The Company has also provided MLV with customary indemnification rights.

The Company is not obligated to make any sales of Series A Shares under the Sales Agreement and no assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate upon the earlier of the sale of all the Series A Shares subject to the Sales Agreement or termination of the Sales Agreement by the Company or MLV.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sales Agreement is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement has been included herein to provide shareholders and other investors with information regarding its terms. It is not intended to provide any other factual information about the Company. Any representations, warranties and covenants contained in the Sales Agreement were made only for purposes of the transaction contemplated thereby, and, as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution and issuance of the Sales Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Sales Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the shareholders and other investors. Shareholders and other investors should not rely on any representations, warranties and covenants in the Sales Agreement as characterizations of the actual state of facts or condition of the Company or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	At the Market Issuance Sales Agreement, dated April 10, 2015, by and between the Registrant and MLV & Co. LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: April 10, 2015	By:	/s/ Robert W. Peabody
Chief Financial Officer